Exhibit 10.1

THE UNITED STATES BASKETBALL LEAGUE, INC.

___________________________________________________

STOCK AND WARRANT PURCHASE AGREEMENT

___________________________________________________

As of February __, 2023

The United States Basketball League, Inc.
Stock and Warrant Purchase Agreement
as of February __, 2023

DISCLOSURE SCHEDULE

Schedule 2.2

(i)

STOCK AND WARRANT PURCHASE AGREEMENT

THIS STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of this __ day of February, 2023, by and between The United States Basketball League, Inc., a Delaware corporation (together with any predecessors or successors thereto as the context requires, the “Company”), and _____________________ (the “Investor”).

WHEREAS, the Company intends to raise up to $600,000 (the “Financing”) to expand the Company’s business through acquisitions and organic growth; and

WHEREAS, the Company has authorized the issuance and sale of 10,000,000 units (each a “Unit” and collectively the “Units”) at a price of $0.06 per Unit, each Unit consisting of one (1) share of the Company’s common stock, par value $.01 per share (the “Common Stock”), and one (1) Common Stock purchase warrant (each a “Warrant” and collectively the “Warrants”) in the form attached hereto as Exhibit A with an exercise price of $0.25 per share and a two (2) year exercise period that is callable by the Company if the Common Stock trades at $0.75 for at least 20 trading days and with a volume of at least 30,000 shares per day.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. PURCHASE AND SALE

1.1 Purchase and Sale.

(a) Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, the Investor irrevocably subscribes for and agrees to purchase from the Company __________ Units for a purchase price of $0.06//Unit, and the Company agrees to sell to the Investor, upon execution of this Agreement, a total of __________ Units. The Investment of $_________ will result in the purchase of _______ shares of common stock and _______ warrants.

The Investor shall wire the funds for the purchase the Shares to the IOLTA account at Culhane Meadows.

1.2. Closing. The purchase and sale of the shares of Common Stock and the Warrant (the “Closing”) shall take place at the offices of Culhane Meadows PLLC, 1701 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006 or at such other time and place as the Company and the Investor mutually agree upon, orally or in writing, following completion of the Closing conditions.

1.3 Transfer Taxes All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the shares of the Company’s Common Stock and Warrant under this Agreement will be borne and paid by the Company and the Company shall promptly reimburse the Investor for any such tax, fee or duty which it is required to pay under applicable law.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investor the representations and warranties contained in this Section 2 as of the Closing. Such representations and warranties are subject to the qualifications and exceptions set forth in the Company’s publicly filed documents on OTC Markets (OTCQB:USBL) or the disclosure schedule delivered to the Investor pursuant to this Agreement (the “Disclosure Schedule”); provided, however, that any information set forth in a Section of the Disclosure Schedule shall not be incorporated (unless by specific reference) to any other section of the Disclosure Schedule.

2.1. Organization and Corporate Power The Company is a corporation duly organized and, following the Closing, will be validly existing and in corporate good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and, following the Closing, will be in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company. The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Investor, true and complete copies of its Certificate of Incorporation and Bylaws, each as amended and as in effect on the date hereof (hereinafter the “Company Charter” and “Bylaws”, respectively). The Company is not in default under or in violation of any provision of the Company Charter or Bylaws.

2.2. Capitalization The authorized capital stock of the Company is 100,000,000 shares of Common Stock, par value $.01 per share, of which 10,345,348 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $.01 per share, none of which are issued and outstanding. All issued and outstanding shares of the Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of common stock and other outstanding securities of the Company have been duly and validly issued in compliance with federal and state securities laws. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list outstanding of authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, securities or obligations of any kind convertible into, any shares of capital stock or other securities of the Company, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of the Company’s capital stock are free and clear of any liens, pledges, encumbrances, charges, agreements adversely effecting title to such shares or claims (other than those created by virtue of this Agreement), and the certificates evidencing the ownership of such shares are in proper form for the enforcement of the rights and limitations of rights pertaining to said shares which are set forth in the Company Charter and Bylaws. As of the Closing, there are (A) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company’s capital stock, (B) no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (C) no documents, instruments or agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock.

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2.3. Authorization The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, the performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the sale and delivery of the Company’s shares of Common Stock have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

2.4. Noncontravention Subject to compliance with the applicable requirements of the Securities Act, the Exchange Act, and any applicable state securities laws, the execution and delivery of this Agreement by the Company, the sale and delivery of the Company’s shares of Common Stock, and the consummation by the Company of the transactions contemplated hereby, will not: (a) conflict with or violate any provision of the Company Charter or the Bylaws; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not made or obtained would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company or any Subsidiary, taken as a whole (a “Material Adverse Effect”); (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract listed in Section 2.4 of the Disclosure Schedule, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Material Adverse Effect on the Company; (d) result in the imposition of any security interest upon any assets of the Company; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its properties or assets, other than such conflicts, violations, defaults, breaches, cancellations or accelerations referred to in clauses (a) through (e) (inclusive) hereof which would not have a Material Adverse Effect on the Company.

2.5. Subsidiaries The Company does not have any direct or indirect subsidiaries or any equity interest in any other firm, corporation, membership, joint venture, association or other business organization.

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2.6. Financial Statements The Company has made available its audited balance sheet, statement of operations and statement of cash flows as of February 28, 2022 and 2021 (the “Balance Sheet Date”) and unaudited balance sheet, statement of operations and statement of cash flows as of November 30, 2022 (collectively, the “Financial Statements”), all of which have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. No material change in the Company’s business has occurred as of the Balance Sheet Date, including any bankruptcy, reorganization, readjustment or succession or any material acquisition or disposition of its assets.

2.7. Disclosure No representation or warranty by the Company contained in this Agreement, including any statement contained in the Disclosure Schedule or any Closing Document contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Investor hereby makes to the Company the representations and warranties contained in this Section 3 as of each Closing.

3.1. Investment Status The Investor represents that it is an “accredited investor” as such term is defined in Rule 501 under the Securities Act. The Investor represents to the Company that it is purchasing the Units for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. The Investor acknowledges that the Units have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. The Investor understands that this investment is subject to risks that could cause the Investor to lose its entire investment.

3.2. Authority The Investor represents that it has full right, authority, power and capacity under its charter, by-laws or governing partnership agreement, as applicable, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor’s charter, by-laws or governing partnership agreement, as applicable. This Agreement and each agreement, document and instrument executed and delivered by the Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of the Investor enforceable in accordance with their respective terms.

3.3. Investment Banking; Brokerage Fees The Investor has not incurred or become liable for any broker’s or finder’s fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

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SECTION 4. CONDITIONS OF PURCHASE BY THE INVESTOR

The Investor’s obligations to purchase and pay for the Common Stock and Warrant to be purchased by it shall be subject to compliance by the Company with the agreements herein contained and to the fulfillment to the Investor’ satisfaction, or the waiver by the Investor, on or before the Closing of the following conditions:

4.1. Satisfaction of Conditions The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing and each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by the Investor.

4.2. Authorization The Board of Directors of the Company (if applicable) shall have duly adopted resolutions in a form reasonably satisfactory to the Investor approving the transactions and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Common Stock as contemplated herein).

4.3. Delivery of Documents The Company shall have executed and/or delivered to the Investor or shall have caused to be executed and delivered to the Investor a certificate evidencing the shares of Common Stock and Warrant purchased in accordance with each of the Closing conditions or a statement from the Company’s transfer agent showing the number of shares of Common Stock held for the Investor in book-entry form;

4.4. All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at each Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Investor and the issuance and sale of the shares of Common Stock and the Warrant shall be made in compliance with applicable federal and state law.

4.5. No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

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SECTION 5. CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

5.1. Satisfaction of Conditions The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing as though made on and as of the Closing and each of the conditions specified in this Section 5 shall have been satisfied or waived in writing by the Company.

SECTION 6. SURVIVAL; INDEMNIFICATION

6.1. Survival of Representations, Warranties and Covenants; Indemnification.

(a) All covenants, agreements, representations and warranties of the Company and the Investor made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to the Investor in connection herewith (i) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing for a period of not more than two (2) years (the “Survival Period”) regardless of any investigation on the part of such party or its representatives and (ii) shall bind the parties’ successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investor’s successors and assigns and to its transferees of Securities, whether so expressed or not; provided, that any claim for indemnification made prior to the expiration of such Survival Period shall survive thereafter and, as to any such claim, such expiration will not affect the rights to indemnification of the party making such claim.

(b) Each party to this Agreement agrees to indemnify and hold harmless the other party and its affiliates and their respective direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees, attorneys and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Persons”), from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against such party or such other Indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreements by the indemnifying party contained herein or in any certificate or document delivered pursuant hereto or otherwise relating to or arising out of the transactions contemplated hereby.

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SECTION 7. COVENANTS

7.1. Registration of Common Stock

The Company shall, within 60 calendar days after the Closing of this Financing (“Filing Deadline”), use its commercial best efforts to file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Common Stock purchased under the terms of this Agreement as well as all Common Stock underlying the Warrant, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness. The Registration Statement shall be prepared by the Company’s legal counsel.

7.2 Right of First Refusal

If the Company intends to enter into any sale of its capital stock in excess of $100,000, the Company shall provide the Investor with ten (10) business days’ notice of the terms of such financing, and the Investor shall have the right to purchase such Investor’s pro rata number of shares under the terms of such financing by providing five (5) days’ notice to the Company of such Investor’s exercise of this right of first refusal. The Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares to be sold by the Company and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of any rights to acquire shares of Common Stock held by the Investor at the time of the notice, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of any rights to acquire shares of Common Stock at the time of the notice held by all shareholders or holders of convertible securities.

7.3 Best Share Price

If the Company issues in the next six (6) months after the Closing to any person any shares of Common Stock at a price per share less than $0.06 per share, as may be adjusted for stock splits and recapitalizations, then the Investor shall be granted such number of additional shares of Common Stock equal to the number of shares of Common Stock as the Investor would have received had the purchase price been at such lower per share price. The number of shares exercisable under the Warrant shall increase by that same number of shares of Common Stock. The terms of this Section 7.2 shall exclude Common Stock issued in connection with any stock option plan, bank financings, repurchase or extinguishment of current debt, repurchase of shares issued to employees and consultants and mergers and acquisitions.

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SECTION 8. GENERAL

8.1. Amendments, Waivers and Consents For purposes of this Agreement, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investor.

8.2. Legend on Securities The Company and the Investor acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by the Investor:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

8.3. Governing Law This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware without regard to the principles thereof relating to conflict of laws.

8.4. Section Headings and Gender The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

8.5. Counterparts This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

8.6. Notices and Demands Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, by electronic mail upon confirmation of receipt, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery:

If to the Company:

The United States Basketball League, Inc.

8270 Woodland Center

Tampa, FL 33614

Attn: Saeb Jannoun, CEO

email: saebj@ix.netcom.com

With a copy to:

Culhane Meadows PLLC

1701 Pennsylvania Avenue, N.W.

Suite 200

Washington, D.C. 20006

Attn: Ernest M. Stern, Esq.

email: estern@cm.law

If to the Investor:

___________________________________________

___________________________________________

___________________________________________

___________________________________________

___________________________________________

___________________________________________

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8.7. Jurisdiction of Disputes; Venue.

The parties irrevocably submit to the jurisdiction of any federal or state court in Hillsborough County, Florida in any action arising out of this Agreement, and waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum. The parties also agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.8. Assignability The rights of the Investor set forth in this Agreement are transferable to each transferee who receives shares of Common Stock. Each such transferee must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights set forth herein.

8.9. Integration This Agreement, including the exhibits, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.10. Recitals The parties acknowledge the accuracy of the Recitals and incorporate the Recitals into and make them a part of this Agreement.

8.11 Confidentiality.

Subject to the terms and conditions of this section 8.12, each of the parties hereto shall treat as confidential the terms and conditions of this Agreement and all knowledge and information concerning the business or property of the other party (the “Information”) which may be acquired in the course of negotiation or performance of this Agreement. Each party further agrees that it will not divulge to any third parties, without the prior written consent of the other parties, any of the Information. Each party further agrees that it will not make any commercial use whatsoever of the Information without the prior written consent of the other party and that the Information shall be used solely for that party’s performance under this Agreement. The obligations of each party under this section 8.11 do not apply to:

(a)	Information which can be demonstrated by the disclosing party to have been, at the time of its receipt by such party or thereafter (but prior to its disclosure to a third party), public information or information known generally in the trade by reason other than the failure of the disclosing party to comply with the undertakings set forth herein;

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(b)	Information which can be demonstrated by the disclosing party to have been in its lawful possession and not supplied by the other Party, prior to the disclosing Party’s initial receipt hereunder;

(c)	Information which can be demonstrated by the disclosing party to have been acquired lawfully by such Party from a third party not under any obligation of confidentiality to the other Party; or

(d)	Information which the disclosing party is legally obligated to disclose, in which case the disclosing Party shall give at least 20 days advance notice to the other Party prior to such disclosure.

Each party further agrees that only those of its employees, servants or agents who have a need to receive Information for the performance of its obligations under this Agreement shall have access thereto and, in such event, such party agrees and undertakes to cause its said employees, servants and agents to hold such Information so received under the obligations of confidentiality imposed by this section 8.11. For greater certainty, each party shall be responsible to the other party for any disclosure or use of the Information contrary to this Agreement by any of such parties’ employees, servants or agents or any other party to whom such party has disclosed such Information.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Investor have caused this Stock and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

THE UNITED STATES BASKETBALL LEAGUE, INC.

By:
Name:	Saeb Jannoun
Title:	President and CEO

INVESTOR

By:
Name:
Title:

[Signature Page to Stock Purchase and Warrant Agreement]

EITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

THE UNITED STATES BASKETBALL LEAGUE, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

1. Issuance. For good and valuable consideration as set forth in the Stock and Warrant Purchase Agreement (as defined below), including without limitation the exercise price (as defined in the Purchase Agreement), the receipt and sufficiency of which are hereby acknowledged by The United States Basketball League, Inc., a Delaware corporation, its successors and assigns (“Company”), INVESTOR NAME, its successors and/or registered assigns (“Investor”), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until February __, 2025 (the “Expiration Date”), 1,000,000 fully paid and non-assessable shares (the “Warrant Shares”) of Company’s common stock, par value $0.01 per share (the “Common Stock”), as such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant to Purchase Shares of Common Stock (this “Warrant”).

This Warrant is being issued pursuant to the terms of that certain Stock and Warrant Purchase Agreement dated February __, 2023, to which Company and Investor are parties (as the same may be amended from time to time, the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference. This Warrant was issued to Investor on __________, 2023 (the “Issue Date”).

2. Exercise of Warrant.

2.1. General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to Company (either by delivery to Company or by email or facsimile transmission) a completed and signed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date a Notice of Exercise is delivered to Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of this Warrant, Investor shall tender this Warrant to Company within five (5) Trading Days thereafter, but only if the Warrant Shares to be delivered pursuant to the Notice of Exercise have been delivered to Investor as of such date. The Notice of Exercise shall be executed by Investor and shall indicate the number of Warrant Shares to be issued pursuant to such exercise

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(b) The Exercise Price per share of Common Stock for the Warrant Shares shall be payable, at the election of Investor, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by Company at the request of Investor.

(c) Upon the appropriate payment to Company of the Exercise Price for the Warrant Shares, Company shall promptly, but in no case later than the date that is ten (10) Trading Days following the date the Exercise Price is paid to Company (the “Delivery Date”), deliver or cause Company’s Transfer Agent to deliver the applicable Warrant Shares electronically via the DWAC system to the account designated by Investor on the Notice of Exercise. If for any reason Company is not able to so deliver the Warrant Shares via the DWAC system, Company shall instead, on or before the applicable date set forth above in this subsection, issue and deliver to Investor or its broker (as designated in the Notice of Exercise), via reputable overnight courier, a certificate, registered in the name of Investor or its designee, representing the applicable number of Warrant Shares.

(d) In no event may this Warrant be net cash settled.

2.2. Mandatory Exercise. Should the registration statement that Company is obligated to file under the terms of the Purchase Agreement of the Common Stock underlying this Warrant be deemed effective and the Common Stock trade a minimum of 40,000 shares per day over $0.75 for a period of 20 Trading Days, Investor shall have a 60 day period to exercise this Warrant or this Warrant shall be cancelled.

3. Mutilation or Loss of Warrant. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, Company will execute and deliver to Investor a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4. Rights of Investor. Investor shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in Company, either at law or in equity, and the rights of Investor with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against Company except to the extent set forth herein

5. Adjustments. If Company shall issue any shares of Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of Warrant Shares at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of Warrant Shares at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share.

6. Certificate as to Adjustments. In the case of any adjustment in the Exercise Price or Warrant Shares, Company will promptly give written notice to Investor in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

7. Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). Neither this Warrant nor the Warrant Shares may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to Company that registration is not required under the 1933 Act. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant and any Warrant Shares shall contain a legend, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in this Section 7.

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8. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement, contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

10. Governing Law; Venue. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state and federal courts in Hillsborough County, Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party in any dispute arising under this Agreement shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

11. Waiver of Jury Trial. EACH OF COMPANY AND INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, COMPANY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Electronic signatures shall be considered original signatures for all purposes hereof.

13. Attorneys’ Fees. In the event of any litigation or dispute arising from this Warrant, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the reasonable attorneys’ fees and expenses paid by said prevailing party in connection with litigation or dispute.

14. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

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IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed as of the Issue Date.

COMPANY:

The United States Basketball League, Inc.

By:
Saeb Jannoun, President and CEO

[Signature Page to Warrant]

ATTACHMENT 1

DEFINITIONS

For purposes of this Warrant, the following terms shall have the following meanings:

A1. “Exercise Price” means $0.25 per share of Common Stock, as the same may be adjusted from time to time pursuant to the terms and conditions of this Warrant.

A2. “Trading Day(s)” means any day(s) the New York Stock Exchange is open for trading.

[Signature Page to Warrant]